Exhibit 99.1

2

fuboTV Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,040	$14,305
Accounts receivable, net of allowance for doubtful accounts of $NIL as of March 31, 2020 and December 31, 2019	5,831	5,805
Prepaid expenses and other current assets	976	937
Total current assets	14,847	21,047
Property and equipment, net	2,042	2,148
Restricted cash	1,333	1,334
Other non-current assets	397	359
Total assets	$18,619	$24,888

Liabilities, convertible preferred stock and shareholders’ DeFICIT

Current liabilities:
Accounts payable	$51,687	$38,531
Accounts payable – due to related parties	14,811	7,649
Accrued expenses and other current liabilities	50,249	57,781
Accrued expenses and other current liabilities – due to related parties	34,109	25,615
Short-term debt	10,000	—
Current portion of long-term debt	5,625	5,000
Deferred revenue	8,809	9,507
Deferred rent	167	166
Total current liabilities	175,457	144,249
Long-term debt, net of current portion and issuance costs	18,007	19,871
Noncurrent deferred rent	1,174	1,215
Total liabilities	194,638	165,335

Commitments and contingencies (Note 6)

Convertible preferred stock, par value of $0.001 per share — 17,617,274 shares authorized as of March 31, 2020 and December 31, 2019; 15,615,645 shares issued and outstanding as of March 31, 2020 and December 31, 2019; aggregate liquidation preference of $247,946 as of March 31, 2020 and December 31, 2019	247,241	247,241

shareholders’ Deficit:
Common stock, par value of $0.001 per share— 22,612,225 shares authorized as of March 31, 2020 and December 31, 2019; 2,162,187 and 2,157,367 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	12,955	12,569
Accumulated deficit	(436,217)	(400,259)
Total shareholders’ Deficit	(423,260)	(387,688)

Total liabilities, convertible preferred stock and sharedholders’ Deficit	$18,619	$24,888

The accompanying notes are an integral part of these consolidated financial statements.

3

fuboTV Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription revenue	$46,388	$26,627
Advertising revenue	4,122	1,871
Other	537	118
Total revenue	51,047	28,616
Operating expenses:
Subscriber related expenses	58,001	43,495
Broadcasting and transmission	9,230	7,236
Sales and marketing	7,713	5,884
Technology and development	8,327	6,936
General and administrative	3,104	2,182
Depreciation and amortization	135	119
Total operating expenses	86,510	65,852
Operating loss	(35,463)	(37,236)
Other expenses:
Interest expense, net of interest income	493	647
Gain on extinguishment of debt	—	(102)
Total other expenses	493	545
Loss before income taxes	(35,956)	(37,781)
Provision for income taxes	2	2

Net loss and comprehensive loss	$(35,958)	$(37,783)

The accompanying notes are an integral part of these consolidated financial statements.

4

fuboTV Inc.

Consolidated Statements of Convertible Preferred Stock and Shareholders’ Deficit

(in thousands, except share data)

(unaudited)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	12,087,594	$145,484	2,076,317	$2	$10,884	$(226,558)	$(215,672)
Issuance of Series E convertible preferred stock, net of issuance costs of $220	2,152,593	60,970	-	-	-	-	-
Exercise of stock options	-	-	1	-	2	-	2
Stock-based compensation	-	-	-	-	376	-	376
Net loss	-	-	-	-	-	(37,783)	(37,783)
Balance, March 31, 2019	14,240,187	$206,454	2,076,318	$2	$11,262	$(264,341)	$(253,077)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	15,615,645	$247,241	2,157,367	$2	12,569	$(400,259)	$(387,688)
Exercise of stock options	—	—	4,820	—	18	—	18
Stock-based compensation	—	—	—	—	368	—	368
Net loss	—	—	—	—	—	(35,958)	(35,958)
Balance, March 31, 2020	15,615,645	$247,241	2,162,187	$2	$12,955	$(436,217)	$(423,260)

The accompanying notes are an integral part of these consolidated financial statements.

5

fuboTV Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	(35,958)	(37,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	135	119
Stock-based compensation	368	376
Non-cash interest expense	—	132
Gain on extinguishment of debt	—	(102)
Amortization of debt issuance costs	11	11

Changes in assets and liabilities:
Accounts receivable	(26)	(958)
Prepaid expenses and other current and non-current assets	(77)	(146)
Accounts payable	20,318	2,533
Accrued expenses and other current liabilities and deferred rent	922	10,467
Deferred revenue	(698)	(155)
Net cash used in operating activities	(15,005)	(25,506)

Cash flows from investing activities:
Capital expenditures	(29)	(12)
Net cash used in investing activities	(29)	(12)

Cash flows from financing activities:
Proceeds from borrowings	10,000	—
Repayment of borrowings	(1,250)	(5,000)
Proceeds from issuance of convertible preferred stock, net	—	49,705
Proceeds from issuance of convertible notes	—	16,150
Exercises of stock options	18	2
Net cash provided by financing activities	8,768	60,857

Net change in cash, CASH EQUIVALENTS and restricted cash	(6,266)	35,339
Cash, CASH EQUIVALENTS and restricted cash, beginning of period	15,639	15,911
Cash, CASH EQUIVALENTS and restricted cash, end of period	$9,373	$51,250

Supplemental disclosure AND NON-CASH INVESTING AND FINANCING INFORMATION:
Issuance of convertible preferred stock to settle convertible notes	$-	$11,208
Cash paid for interest	452	529
Cash paid for income taxes	1	-

The accompanying notes are an integral part of these consolidated financial statements.

6

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

1. Description of Business

fuboTV Inc. (“fuboTV”, “the Company”, “we” or “us”) is an internet television service company  headquartered in New York, NY. The Company originally incorporated in the state of Delaware on March 4, 2014 under the name S.C. Networks, Inc. before changing its name on March 8, 2016. The Company’s over-the-top (“OTT”) service offers subscribers access to live, recorded, and video-on-demand (“VOD”) broadcast and cable network content through the Company’s affiliate agreements with major media and entertainment companies. The Company’s primary source of revenue is monthly subscription fees with additional add-on video subscription packages available for purchase, (e.g., premium channels, additional DVR storage, and streaming on multiple devices). The Company offers its OTT service in the United States and Spain through its wholly owned subsidiary, Fubo TV Spain SL.

On March 19, 2020, the Company entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of March 19, 2020, by and among the Company, fuboTV Acquisition Corp. and FaceBank Group, Inc. (“FaceBank”), pursuant to which, on April 1, 2020, the Company became a wholly-owned subsidiary of FaceBank (the “Acquisition”). Refer to Note 13 for further details.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of fuboTV Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. None of the new or amended standards and interpretations that became effective January 1, 2020 have had a significant impact on the Company’s financial reporting. Relevant accounting policies can be found within Note 2 of the 2019 audited consolidated financial statements. Certain immaterial amounts in the financial statements of the prior years have been reclassified to conform to the current year presentation for comparative purposes.

COVID-19

In March 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 emerged in China and is considered to be highly contagious and poses a serious public health threat. We are actively monitoring the global situation and the potential impact on our financial condition, liquidity, operations, suppliers, industry, and workforce. Our results for the three months ended March 31, 2020 were not materially impacted, but given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects on our results of operations, financial condition, or liquidity for the remaining fiscal year.

Going Concern

The consolidated financial statements and related notes to the consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company had a net loss of $35,958 for the three months ended March 31, 2020. As of March 31, 2020, the Company had cash and cash equivalents and restricted cash of $9,373 and an accumulated deficit of $436,217. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to expand its subscriber base, increase revenue, establish profitable operations and find sources to fund operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

7

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with U.S. GAAP requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, fair value of stock-based awards, fair value of convertible note derivatives, estimated useful lives and recoverability of long-lived property and equipment, and accounting for income taxes, including the valuation allowance on deferred tax assets. Actual results may differ from these estimates and these differences may be material.

Unaudited Interim Consolidated Financial Information

The accompanying unaudited consolidated financial statements have been prepared on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes as filed with Edgar on the SEC website (www.sec.gov) in the Form 8-K/A filed on June 17, 2020.

The consolidated balance sheet as of December 31, 2019 included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes required by U.S. GAAP. The accompanying interim consolidated balance sheet as of March 31, 2020, the interim consolidated statements of operations and comprehensive loss, the interim consolidated statements of convertible preferred stock and shareholders’ deficit, and the interim consolidated statements of cash flows for the three months ended March 31, 2020 and 2019 are unaudited. These interim consolidated financial statements have been prepared on a basis consistent with the annual consolidated financial statements and, in the opinion of management, include all adjustments necessary to fairly state our financial position as of March 31, 2020, the results of our operations for the three months ended March 31, 2020 and 2019 and the results of our cash flows for the three months ended March 31, 2020 and 2019. The financial data and other financial information disclosure in the notes to these interim consolidated financial statements related to the three-month periods are also unaudited. The results for the three months ended March 31, 2020 are not necessarily indicative of the operating results expected for the year ending December 31, 2020 or any other future period.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents, including balances held in the Company’s money market account. The Company also classifies amounts in transit from payment processors for customer credit card and debit card transactions as cash equivalents. Restricted cash primarily represents cash on deposit with financial institutions in support of a letter of credit outstanding in favor of the Company’s landlord for office space. The restricted cash balance has been excluded from the cash balance and is classified as restricted cash on the consolidated balance sheets. The following table provides a reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheet that sum to the total of the same on the consolidated statement of cash flows:

	March 31,	December 31,
	2020	2019

Cash and cash equivalents	$8,040	$14,305
Restricted cash	1,333	1,334
Total cash, cash equivalents and restricted cash	$9,373	$15,639

8

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Fair Value Measurements and Financial Instruments

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities.

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3	Unobservable inputs in which there is little or no market data which require the Company to develop its own assumptions.

The carrying amount of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates their respective fair values because of their short maturities. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounting Pronouncements Issued but Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures will be required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities. A modified retrospective transition approach is required for leases existing at the time of adoption. We plan to adopt this standard as of the effective date of our merger with FaceBank to conform to their existing accounting policy. The Company is assessing the impact of adoption on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. This guidance also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. We plan to adopt this standard as of the effective date of our merger with FaceBank to conform to their existing accounting policy and do not expect the adoption of this standard to have a material effect on our financial statements.

9

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

3. Fair Value Measurements

In February and March 2019, the Company issued and sold $16,150 in principal amount of convertible notes, of which $5,000 was repaid in full in March 2019 and the balance was converted into shares of the Company’s Series E-1 convertible preferred stock, par value $0.001 per share (the “Series E-1 convertible preferred stock”). Upon the issuance of the 2019 Convertible Notes (as defined in Note 7), the Company fair valued and bifurcated the automatic conversion features from the host debt instrument and recorded a level 3 debt derivative of $2,120.

To derive the fair value of the convertible notes embedded derivatives, the Company estimated the fair value of the convertible notes with and without the embedded derivatives using a discounted cash flow approach. The difference between the “with” and “without” convertible note prices determined the fair value of the embedded derivatives at issuance. Key inputs for this valuation were the stated interest rate of the convertible notes, the assumed cost of debt, an assessment of the likelihood and timing of conversion, and the discount upon conversion of the notes into equity.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities for the three months ended March 31, 2019. There were no convertible note derivatives issued or outstanding during the three months ended March 31, 2020.

Balance – January 1, 2019	-
Issuance of convertible note derivatives	2,120
Change in fair value of Level 3 liabilities	-
Settlement of convertible notes	(2,120)
Balance – March 31, 2019	$—

4. Property and Equipment, net

Property and equipment, net, is comprised of the following:

	Estimated	March 31,	December 31,
	useful lives	2020	2019

Furniture and fixtures	5 years	$572	$572
Computer equipment	3 years	682	653
Leasehold improvements	Lesser of useful life or lease term	2,272	2,272

		3,526	3,497
Less: Accumulated depreciation		(1,484)	(1,349)
Total property and equipment, net		$2,042	$2,148

5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities are presented below:

	March 31,	December 31,
	2020	2019

Affiliate fees	$73,784	$68,671
Broadcasting and transmission	2,019	3,687
Selling and marketing	131	2,783
Sales tax	5,793	5,957
Other accrued expenses	2,631	2,298
Total accrued expenses and other current liabilities	$84,358	$83,396

10

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

6. Commitments and contingencies

Leases

The Company entered into a lease agreement in April 2017 (the “Lease”) for approximately 10,000 square feet of office space in New York, NY. The lease commenced in April 2017 and the initial term of the lease is for a period of ten years with an option to renew for an additional five years. On January 30, 2018, the Company amended their lease agreement to add approximately 6,600 square feet of office space (“Additional Leased Space”). The lease term commenced in February 2018 and is effective through March 2021.

In February 2020, the Company entered into a sublease with Welltower, Inc. to lease approximately 6,300 square feet of office space in New York, NY. The lease commenced in March 2020 and is effective through July 30, 2021. The annual rent for the space is $455.

Rent expense for the three months ended March 31, 2020 and 2019 was $415 and $388, respectively.

Contingencies

From time to time, the Company may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. When the Company determines that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to the financial statements taken as a whole. When a material loss contingency is only reasonably possible, the Company does not record a liability, but instead discloses the nature and the amount of the claim, and an estimate of the loss or range of loss, if such an estimate can reasonably be made.

As of March 31, 2020 and December 31, 2019 there was no litigation or contingency with at least a reasonable possibility of a material loss.

7. Debt

Signing Date Loan Agreement

Immediately following the execution and delivery of the Merger Agreement, FaceBank and fuboTV entered into a Loan and Security Agreement, dated as of March 19, 2020 (the “Signing Date Loan Agreement”), whereby FaceBank advanced to fuboTV a junior secured term loan in the aggregate principal amount of $10,000 (the “Signing Date Loan”) on the terms set forth in the Signing Date Loan Agreement. Interest on the Signing Date Loan accrues at a rate of 11% per annum. Interest is payable in arrears on the first business day of each calendar month commencing with the calendar month beginning on April 1, 2020. The maturity date for the Signing Date Loan was July 8, 2020 and is therefore classified as short-term debt on the consolidated balance sheet. This loan has been repaid in full prior to the maturity date. Pursuant to the Signing Date Loan Agreement, fuboTV granted to FaceBank a junior security interest in substantially all of its assets as security for the payment of all obligations under the Signing Date Loan Agreement, the Signing Date Loan and the other transaction documents executed in connection therewith. The Signing Date Loan and the other obligations under the Signing Date Loan Agreement are subordinated to fuboTV’s existing secured indebtedness to AMC Networks Ventures (defined as the “Senior Secured Loan” below). The Company incurred interest expense of $39 for the three months ended March 31, 2020.

11

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Convertible Notes

In February and March 2019, the Company issued and sold $16,150 in aggregate principal amount of convertible promissory notes (the “2019 Convertible Notes”) of which $5,000 was repaid in full in March 2019. The 2019 Convertible Notes bore interest at a rate of 4.0% per annum, compounded annually. The 2019 Convertible Notes, that were not repaid in full in March 2019, were converted into shares of the Company’s Series E-1 convertible preferred stock in March 2019 as part of the Q1 Series E Financing (as hereinafter defined). See Note 9.

At the issuance dates of the respective 2019 Convertible Notes, the Company fair valued and bifurcated the automatic conversion features from the respective host debt instrument and recorded convertible notes derivatives of $2,120. The resulting debt discount from the derivative liabilities was presented as a direct deduction from the carrying amount of that debt liability and was amortized to interest expense using the effective interest rate method.

Senior Secured Loan

In April 2018, the Company entered into a senior secured term loan with AMC Networks Ventures, LLC (the “Term Loan”) with a principal amount of $25,000, bearing interest equal to LIBOR (London Interbank Offered Rate) plus 5.25% per annum and with scheduled principal payments beginning in 2020. The Company incurred $172 of debt issuance cost that is being amortized over the life of the Term Loan, of which the Company recognized $11 for the three months ended March 31, 2020 and 2019, respectively. The Company has made principal repayments of $1,250 during the three months ended March 31, 2020. The outstanding balance, net of issuance costs of the Term Loan is $23,632 as of March 31, 2020.

The Term Loan grants AMC Networks Ventures, LLC first priority lien on substantially all of the Company’s assets and has priority over the Company’s convertible preferred stock. The Term Loan matures on April 6, 2023, has certain financial covenants and requires the Company to maintain a certain minimum subscriber level. The Company was in compliance with all covenants at March 31, 2020 and December 31, 2019.

8. Common Stock

The Company’s common stock had an authorized number of shares at March 31, 2020 and December 31, 2019 of 22,612,225 shares, and total outstanding shares of 2,162,187 and 2,157,367, respectively. The holders of the Company’s common stock are entitled to one vote per share. The Company had reserved shares of common stock for issuance, on an as-converted basis, as follows:

	March 31,	December 31,
	2020	2019

Convertible preferred stock outstanding, as converted	15,615,645	15,615,645
Options and restricted stock issued and outstanding	2,213,985	2,299,942
Shares available for future stock option grants	351,158	270,019
Total	18,180,788	18,185,606

The Company’s Board of Directors has from time to time authorized the repurchase of shares of its common stock. There are no commitments to repurchase common stock at March 31, 2020 and December 31, 2019.

9. Convertible Preferred Stock

During the three months ended March 31, 2019, the Company issued 1,681,493 shares of its Series E convertible preferred stock, par value $0.001 per share at a price per share of $29.74 and issued 471,100 shares of the Company’s Series E-1 convertible preferred stock upon the cancellation of indebtedness of $11,150 in principal and $58 in accrued interest, at an effective purchase price of $23.79 per share (such transactions, the “Q1 Series E Financing”).  The total amount recorded for the Series E convertible preferred stock and the Series E-1 convertible preferred stock was $60,970, net of issuance costs.

12

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

The following tables summarize our authorized, issued and outstanding convertible preferred stock as of December 31, 2019 and March 31, 2020:

	As of March 31, 2020 and December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share

Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400
Series E convertible preferred stock	4,667,595	3,056,951	101, 699	29.7354	90,898	29.7354
Series E-1 convertible preferred stock	471,100	471,100	—	23.7883	11,207	23.7883
Total	17,617,274	15,615,645	$205,064		$247,946

Dividends

All holders of the Company’s convertible preferred stock are entitled to receive non-cumulative dividends, payable when, as and if declared by the Board of Directors, in prior and in preference to any declaration or payment of any dividend on the common stock of the Company at their applicable Dividend Rate (minimum required dividend if and when the Board of Directors declares a dividend), as adjusted for any stock splits, stock dividends, combinations, subdivisions and recapitalizations, etc.:

13

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Dividend Rate

Series AA convertible preferred stock	$0.0585 per share
Series A convertible preferred stock	$0.1775 per share
Series A-1 convertible preferred stock	$0.1508 per share
Series A-2 convertible preferred stock	$0.1420 per share
Series A-3 convertible preferred stock	$0.1092 per share
Series B convertible preferred stock	$0.6241 per share
Series B-1 convertible preferred stock	$0.2784 per share
Series C convertible preferred stock	$1.28241 per share
Series C-1 convertible preferred stock	$0.80508 per share
Series D convertible preferred stock	$2.02393 per share
Series D-1 convertible preferred stock	$1.61910 per share
Series E convertible preferred stock	$2.37884 per share
Series E-1 convertible preferred stock	$1.90307 per share

After payment of such dividends to the holders of the Company’s convertible preferred stock, any additional dividends or distributions shall be distributed among all holders of the Company’s common stock and convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted to common stock at the then-effective conversion rate.

No dividends have been declared since inception.

Liquidation

Holders of the Company’s convertible preferred stock receive the stated liquidation preference per share plus any declared and unpaid dividends in the event of a Deemed Liquidation Event. A Deemed Liquidation Event is defined as the acquisition of the Company by another entity, or a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

If upon the Deemed Liquidation Event, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Company’s convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Company’s convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

Optional Conversion

Each share of the Company’s convertible preferred stock is convertible at any time at the option of the holder into one share of common stock.

Mandatory Conversion

Mandatory conversion will occur upon the event of a qualified initial public offering of the Company’s common stock that results in proceeds to the Company of at least $50,000, as approved by the Board of Directors, upon which time all outstanding shares of the Company’s convertible preferred stock shall automatically be converted into shares of the Company’s common stock, at the then effective conversion rate.

14

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Conversion Price Adjustments

The conversion price per share of the Company’s convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the preferred stock conversion price in effect for that series.

Demand Registration Rights

Pursuant to the terms of the Third Amended and Restated Investors’ Rights Agreement, the Company is obligated, upon the written demand of the holders of at least 20% of the convertible preferred stock then outstanding (“Initiating Holders”) to register a Form S-1 registration statement with an anticipated aggregate offering price exceeding $7,500. Upon the receipt of a written demand notice, the Company must file a registration statement with the U.S. Securities and Exchange Commission covering the Initiating Holders and any additional convertible preferred shares requested by any other holders within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the convertible preferred stock may exercise this demand registration right at any date after the earlier of: (i) March 5, 2021 or (ii) 180 days after the effective date of a registrations statement upon receipt of a request from 20% of the holders of the then outstanding convertible preferred stock to register. The Company shall have the right to defer registration for a 90-day period, provided this right has not been incurred more than twice in the preceding 12-month period.

Voting

Each holder of the Company’s convertible preferred stock has voting rights equivalent to common stock on an as converted basis.

Other

Convertible preferred stock is classified outside of shareholders’ equity because the shares contain certain liquidation features that are not solely within the Company’s control. The Company determined that a liquidation event is probable of occurring as of March 31, 2020 since the Company entered into the Merger Agreement during the three months ended March 31, 2020. However, the carrying values of the convertible preferred stock were not accreted to their deemed liquidation value through additional paid in capital as the difference is not material.  There were no qualifying liquidation events probable of occurring during the three months ended March 31, 2019.

In connection with the Merger Agreement that became effective April 1, 2020, the Investors’ Rights Agreement was terminated and all of the convertible preferred stock of fuboTV was converted into the right to receive shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank (refer to Note 13 for details). Therefore, the aforementioned dividend, conversion, voting, and demand registration rights outlined above are no longer in effect as of April 1, 2020.

10. Stock Option Plan

The Company recognized stock-based compensation expense for stock-based awards of $368 and $376 during the three months ended March 31, 2020 and 2019, respectively. The following table summarizes the effects of stock-based compensation expense on subscriber related expenses, sales and marketing, technology and development, and general and administrative:

	March 31,	March 31,
	2020	2019
Subscriber related expenses	$1	$3
Sales and marketing	94	84
Technology and development	152	142
General and administrative	121	147
Total	$368	$376

Equity Incentive Plan

In June 2015, the Company adopted the fuboTV Inc. 2015 Equity Incentive Plan (the “2015 Plan”). Our 2015 Plan permits us to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, and other stock grants to certain of our key employees, consultants, and non-employee directors (each, an “award” and the recipient of such award, a “participant”). As of March 31, 2020 and December 31, 2019, the number of shares authorized for issuance under the 2015 Plan was 2,727,328 shares, of which 351,158 and 270,019 shares were available for grant, respectively.

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fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Under the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns capital stock representing more than 10% of the voting shares, the price of each share will be at least 110% of the fair value on the date of grant. Fair value is determined by the Board of Directors. Employee stock options generally vest 25% on the first anniversary of the grant date and then ratably over the next three years or ratably over 48 months. Nonemployee stock options generally vest ratably over a two-year period. Options expire after 10 years. Shares issued upon exercise of vested options are newly issued shares and shall be subject to the Company’s right to repurchase at their purchase price. During the three months ended March 31, 2019, 14,550 options were granted to employees at a weighted average exercise price of $7.23. No options were granted to employees during the three months ended March 31, 2020. During the three months ended March 31, 2020 and 2019 , 4,820 and 1 options were exercised for $18 and $2, respectively. There were no material forfeitures or expirations in the three months ended March 31, 2020 and 2019.

16

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

Stock Options Valuation

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing valuation model using assumptions in the following table:

March 31,
2019
Expected term (in years)	4.16 – 4.60
Risk-free interest rate	2.57%
Expected volatility	62.4% - 62.8%
Dividend rate	—

17

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

(unaudited)

11. Income Taxes

The Company recorded a provision for income taxes of $2 for the three months ended March 31, 2020 and 2019, respectively, consisting of state and foreign income taxes. The Company regularly evaluates the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all the deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, loss carryback and tax-planning strategies. Generally, more weight is given to objectively verifiable evidence, such as the cumulative loss in recent years, as a significant piece of negative evidence to overcome. At March 31, 2020 and 2019, the Company continued to maintain that the realization of its deferred tax assets has not achieved a more likely than not threshold therefore, the net deferred tax assets have been fully offset by a valuation allowance.

12. Related Party Transactions

The Company has entered into affiliate distribution agreements with CBS Corporation and related entities, New Univision Enterprises, LLC, AMC Network Ventures, LLC, Viacom International, Inc. and Scripps Networks, LLC which are holders of the Company’s convertible preferred stock. AMC Networks Ventures, LLC is also the lender to the senior secured loan (see Note 7). The aggregate affiliate distribution fees recorded to subscriber related expenses for related parties were $24,111 and $11,074 for the three months ended March 31, 2020 and 2019, respectively and the corresponding amounts payable to these related parties as of March 31, 2020 and December 31, 2019 are $48,920 and $33,264, respectively.

13. Subsequent Events

The Company has reviewed and evaluated subsequent events from the balance sheet date through July 8, 2020.

Merger Agreement

On April 1, 2020, fuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of FaceBank, merged with and into fuboTV, whereby fuboTV continued as the surviving corporation and became a wholly-owned subsidiary of FaceBank pursuant to the terms of the Merger Agreement.

In accordance with the terms of the Merger Agreement, at the effective time of the Acquisition (the “Effective Time”), all of the capital stock of fuboTV was converted into the right to receive 32,324,362 shares of a newly created class of Series AA Convertible Preferred Stock of FaceBank, par value $0.0001 per share (the “Series AA Preferred Stock”).  In addition, each outstanding option to purchase shares of common stock of fuboTV was assumed by FaceBank and converted into an option to acquire FaceBank’s common stock. As of April 1, 2020, the aggregate number of shares of FaceBank’s common stock subject to options as a result of the foregoing is 8,051,098, which are exercisable at a weighted average price of $1.32 per share.

Each share of Series AA Preferred Stock is entitled to 0.8 votes per share and is convertible into two (2) shares of FaceBank’s common stock, and shall only be convertible immediately following the sale of such shares on an arms’-length basis either pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) or pursuant to an effective registration statement under the Securities Act. Until the time the Company is able to uplist to a national securities exchange, the Series AA Preferred Stock benefits from certain protective provisions that, for example, requires the Company to obtain the approval of a majority of the shares of outstanding Series AA Preferred Stock, voting as a separate class, before undertaking certain matters. The effect of the Merger and the terms of the Series AA Preferred Stock is to initially establish an approximate two-thirds majority ownership of FaceBank on a common equivalent basis for the pre-Merger fuboTV shareholders while preserving a majority voting interest for the pre-Merger FaceBank shareholders.

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